UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2013, the Board of Directors (the “Board”) of Euronet Worldwide, Inc., a Delaware corporation (the “Company”) adopted amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective immediately upon adoption by the Board.

The Amended and Restated Bylaws were adopted to amend the Bylaws to conform certain provisions and definitions contained therein with the Rights Agreement entered into between the Company and Computershare Trust Company, N.A., as rights agent, on March 26, 2013 (the “Rights Agreement”) and filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on March 29, 2013. The amendments include modifications to (i) Article II, Section 2, “Special Meetings” to provide for, under certain conditions, the right of stockholders owning at least 10% of the outstanding shares of the Company to request that a special stockholders meeting be held for the purpose of voting upon a resolution to redeem the rights in the event the Company receives a Qualified Offer, as defined in the Rights Agreement, and (ii) the definitions of Acting in Concert and Derivative Instrument to make them consistent with the Rights Agreement.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by the text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.        Description
3.1            Amended and Restated Bylaws of Euronet Worldwide, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By: /s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
 Date: April 18, 2013